As filed with the Securities and Exchange Commission on June 30, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	95-4502084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299

Pasadena, California  91101

(Address of principal executive offices)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN

(Full title of the plan)

Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

385 East Colorado Boulevard, Suite 299

Pasadena, California  91101

(626) 578-0777

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth E. Kohler

Morrison & Foerster LLP

555 West Fifth Street, 35th Floor

Los Angeles, California 90013

(213) 892-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01 per share	3,000,000 shares (2)	$68.25	(3)	$204,735,000	(3)	$14,597.61
Total	3,000,000 shares	N/A		$204,735,000		$14,597.61

(1)

Pursuant to Rule 416, this Registration Statement shall also cover an indeterminate amount of any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents 3,000,000 shares of Common Stock reserved for future grant under Registrant’s Plan.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 24, 2010 as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this registration statement.  This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 3,000,000 shares of Common Stock, par value $0.01 per share, of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), for issuance upon the exercise of outstanding option awards and awards to be granted under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS ON FORM S-8

In accordance with General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed Registration Statements on Form S-8 relating to the same employee benefit plan, the prior Registration Statement on Form S-8 (File No. 333-34223) filed with the Commission on August 22, 1997, Registration Statement on Form S-8 (File No. 333-60075) filed with the Commission on July 29, 1998 and Registration Statement on Form S-8 (File No. 333-152433) filed with the Commission on July 21, 2008 are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration Statement:

•                  the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010;

•                  all other reports filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010; and

•                  the description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, filed with the SEC on May 14, 1997, including any amendments or reports filed for the purpose of updating such description;

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be a part of this Registration Statement from the date of filing of such documentsd.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.          EXHIBITS

Exhibit Number	Description

5.1	Opinion of Venable LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Venable LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (contained on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on June 30, 2010.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

/s/ Joel S. Marcus
Joel S. Marcus, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel S. Marcus and Dean A. Shigenaga, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel S. Marcus	Chairman of the Board of Directors	June 30, 2010
Joel S. Marcus	and Chief Executive Officer (Principal Executive Officer)

/s/ Dean A. Shigenaga	Chief Financial Officer (Principal	June 30, 2010
Dean A. Shigenaga	Financial and Accounting Officer)

/s/ Richard B. Jennings	Lead Director	June 27, 2010
Richard B. Jennings

/s/ John L. Atkins, III	Director	June 28, 2010
John L. Atkins, III

/s/ Richard H. Klein	Director	June 30, 2010
Richard H. Klein

/s/ James H. Richardson	Director	June 28, 2010
James H. Richardson

/s/ Martin A. Simonetti	Director	June 30, 2010
Martin A. Simonetti

/s/ Alan G. Walton	Director	June 26, 2010
Alan G. Walton